UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒     Definitive Proxy Statement

☐     Definitive Additional Materials

☐    Soliciting Material Pursuant to § 240.14a-12

IMMUNOVANT, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):
☒     No fee required.

☐     Fee paid previously with preliminary materials.

☐     Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

IMMUNOVANT, INC.

320 West 37th Street

New York, New York 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On August 12, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting, (the “Annual Meeting”) of Stockholders of Immunovant, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/IMVT2024 originating from New York, New York, on Monday, August 12, 2024 at 4:00 p.m., Eastern Time. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes before 4:00 p.m., Eastern Time, on August 12, 2024 to ensure you are logged in when the Annual Meeting starts.

The Annual Meeting will be held for the following purposes:
1.To elect the Board of Directors’ three nominees for director: Peter Salzmann, M.D., M.B.A., George Migausky and Douglas Hughes, each to serve until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
2.To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025.
3.To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement.
4.To conduct any other business properly brought before the meeting.
These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is June 18, 2024. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, by appointment, at our office at 320 West 37th Street, New York, NY 10018, for a period of ten days ending on the day before the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held Virtually, Via Live Webcast at www.virtualshareholdermeeting.com/IMVT2024 on August 12, 2024, at 4:00 p.m. Eastern Time.

The proxy statement and our annual report are available at
www.proxyvote.com.

By Order of the Board of Directors
/s/ Peter Salzmann, M.D.

Peter Salzmann, M.D.
Chief Executive Officer

New York, New York
June 26, 2024

You are cordially invited to attend the Annual Meeting online. Whether or not you expect to attend the meeting online, please complete, date, sign and return the proxy mailed to you, or vote over the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

IMMUNOVANT, INC.

320 West 37th Street

New York, New York 10018

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To be Held on August 12, 2024 at 4:00 p.m. Eastern Time

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

What is the background of Immunovant?

On December 19, 2019, Immunovant Sciences Ltd. (“ISL”) and Health Sciences Acquisitions Corporation (“HSAC”) announced the closing of the transactions contemplated by the Share Exchange Agreement, dated September 29, 2019, between HSAC, ISL, the stockholders of ISL, and Roivant Sciences Ltd. (“RSL”), as representative of such sellers. Upon the closing of the transactions (the “Business Combination”), HSAC acquired 100% of the issued and outstanding common shares of ISL in exchange for shares of common stock of HSAC, and ISL became a wholly owned subsidiary of HSAC.

Upon the closing of the Business Combination, we changed our name from Health Sciences Acquisitions Corporation to Immunovant, Inc. (“Immunovant” or “we”). The executive officers of HSAC resigned, and the executive officers of ISL were appointed as the executive officers of Immunovant, Inc. In addition, certain members of the HSAC board of directors resigned, and all the members of the ISL board of directors were appointed to the Board of Directors of Immunovant, Inc. (the “Board”).

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials primarily over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because our Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about June 26, 2024 to all stockholders of record as of June 18, 2024 (the “Record Date”), who are entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please go to www.proxyvote.com or call 1-800-579-1639. Please have your proxy card in hand when you access the website or call and follow the instructions provided.

How do I attend, participate in, and ask questions during the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/IMVT2024. The meeting will start at 4:00 p.m., Eastern Time, on Monday, August 12, 2024. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the meeting.

In order to enter the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate are available at www.virtualshareholdermeeting.com/IMVT2024. We recommend that you log in a few minutes before 4:00 p.m., Eastern Time to ensure you are logged in when the Annual Meeting starts. The webcast will open 15 minutes before the start of the Annual Meeting.

If you would like to submit a question during the Annual Meeting, you may log in to www.virtualshareholdermeeting.com/IMVT2024 using your control number, type your question into the “Ask a Question” field, and click “Submit.”

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. These rules of conduct will include the following guidelines:

•You may submit questions and comments electronically through the meeting portal during the Annual Meeting.

•Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.

•Please direct all questions to Peter Salzmann, M.D., M.B.A., our Chief Executive Officer.

•Please include your name and affiliation, if any, when submitting a question or comment.

•Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.

•Questions may be grouped by topic by our management.

•Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•Be respectful of your fellow stockholders and Annual Meeting participants.

•No audio or video recordings of the Annual Meeting are permitted.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/IMVT2024 or at www.proxyvote.com. Technical support will be available starting at 4:00 p.m., Eastern Time on August 12, 2024.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote online at the Annual Meeting. On the Record Date, there were 146,180,134 shares of common stock outstanding and entitled to vote and 10,000 shares of Series A preferred stock outstanding and entitled to vote. RSL holds all outstanding shares of our Series A preferred stock. Each share of Series A preferred stock is entitled to one vote per share and is convertible at any time at the option of RSL into one share of common stock.

A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting, by appointment, at our office at 320 West 37th Street, New York, NY 10018, for a period of ten days ending on the day before the Annual Meeting. Please contact our Secretary via email at info@immunovant.com if you would like to examine a list of our registered stockholders. In addition, a list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/IMVT2024.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to you to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held, not in your name, but rather in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. You should follow the instructions in the Notice or the voting instructions provided by your broker, bank or other agent in order to instruct your broker, bank or other agent on how to vote your shares.

What am I voting on?

There are three matters scheduled for a vote:

•Proposal No. 1 – Election of three directors: Peter Salzmann, M.D., M.B.A., George Migausky and Douglas Hughes, each to hold office until the 2025 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;

•Proposal No. 2 – Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025; and

•Proposal No. 3 – Approval, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the proxy statement accompanying this Notice.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with his or her best judgment.

How do I vote?

You may vote “For” all nominees to the Board, you may “Withhold” your vote for all nominees, or you may “Withhold” your vote for any nominee you specify. For both of the other proposals to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple as described below:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver to you at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote at the meeting even if you have already voted by proxy. In such case, your previously submitted proxy will be disregarded.

•To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.virtualshareholdermeeting.com/IMVT2024, starting at 4:00 p.m., Eastern Time on Monday, August 12, 2024. The webcast will open 15 minutes before the start of the Annual Meeting.
•To vote in advance of the Annual Meeting through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on Sunday, August 11, 2024 to be counted.
•To vote in advance of the Annual Meeting by telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on Sunday, August 11, 2024 to be counted.
•To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from Immunovant. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online at the Annual Meeting, you should follow the instructions in the Notice or the voting instructions provided by your broker, bank or other agent in order to instruct your broker, bank or other agent on how to vote your shares. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of June 18, 2024. In addition, RSL has one vote for each share of Series A preferred stock it owns as of June 18, 2024.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•     You may submit another properly completed proxy card with a later date.
•     You may grant a subsequent proxy by telephone or through the internet.
•     You may send a timely written notice that you are revoking your proxy to our Secretary at Immunovant, Inc. 320 West 37th Street, New York, New York 10018. Such notice will be considered timely if it is received at the indicated address by the close of business on the business day preceding the date of the Annual Meeting.
•     You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the three nominees for director, “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025 and “For” the advisory approval of executive compensation. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares held in street name and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker, bank or other agent may not vote your shares on the election of the three nominees for director or the advisory approval of executive compensation without your instructions, but may vote your shares on the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025 even in the absence of your instruction. We encourage you to provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent. This ensures that your shares will be voted at the Annual Meeting according to your instructions.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to their broker, bank or other agent holding their shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” We only expect broker non-votes to exist in connection with Proposal No. 1 and Proposal No. 3 as they are considered “non-routine” matters. Proposal No. 2 is a “routine” matter and we therefore expect brokers, banks or other securities intermediaries to vote on that proposal.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for Proposal No. 1 to elect directors, votes “For,” “Withhold” and broker non-votes, (b) for Proposal No. 2 to ratify the selection of our auditor, votes “For,” “Against” and abstentions and (c) for Proposal No. 3 on the advisory approval of executive compensation, votes “For,” “Against,” abstentions and broker non-votes.

Abstentions will be counted towards the vote total for Proposal No. 2 and Proposal No. 3, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for Proposal No. 1 and Proposal No. 3.

How many votes are needed to approve each proposal?

•Proposal No. 1 – For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.

•Proposal No. 2 – To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025, the proposal must receive “For” votes from the holders of a majority of the voting power of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

•Proposal No. 3 – For the advisory approval of executive compensation vote, the proposal must receive “For” votes from the holders of a majority of the voting power of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the meeting online or represented by proxy. On the Record Date, there were 146,180,134 shares outstanding and entitled to vote. Thus, the holders of 73,090,068 shares must be present at the Annual Meeting by virtual attendance or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting by virtual attendance or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of the Board. Pursuant to our amended and restated charter, the authorized number of directors will be no less than seven directors, and may be changed only by resolution approved by a majority of the Board, including the directors appointed by the holder(s) of our Series A preferred stock.

The Board presently has seven members. Pursuant to our amended and restated charter, the holder(s) of our Series A preferred stock are entitled to elect four directors. Each director elected by the holder(s) of our Series A preferred stock shall serve until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. The holders of common stock and Series A preferred stock voting together as a single class are entitled to elect the remaining three directors. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors.

There are three directors elected by the holders of common stock and Series A preferred stock voting together as a single class, whose term expires in 2024. They are Dr. Salzmann, Mr. Migausky and Mr. Hughes. Dr. Salzmann and Mr. Hughes served as members of the board of directors of ISL from October 2019 and have served as members of the Board since the closing of the Business Combination in December 2019. Mr. Migausky previously served on the board of directors of HSAC from March 2019 until the closing of the Business Combination in December 2019, and has continued to serve as a member of the Board since the closing of the Business Combination. If elected at the Annual Meeting, these nominees would serve until the 2025 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Our policy is to encourage directors and nominees for director to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares of common stock and Series A preferred stock present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Immunovant. Each person nominated for election has consented to being named as a nominee in this proxy statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve. The following is a brief biography of (i) the nominees for election at the Annual Meeting and (ii) the directors elected by the holder of Series A preferred stock whose term will continue after the Annual Meeting, including their respective ages, as of June 18, 2024. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board to determine that the applicable nominee or other current director should serve as a member of the Board.

NOMINEES FOR ELECTION FOR A TERM EXPIRING AT THE 2024 ANNUAL MEETING

Peter Salzmann, M.D., M.B.A., age 56, has served as our Chief Executive Officer and also as a member of the Board since the closing of the Business Combination in December 2019. Dr. Salzmann has served as a member of ISL’s board of directors since October 2019 and as the Chief Executive Officer of IMVT Corporation since June 2019. From November 2018 to June 2019, he served as Global Brand Development Leader in Immunology at Eli Lilly and Company, where he designed and executed a comprehensive indication development strategy and oversaw Phase 2 and 3 clinical trial execution. From March 2013 to October 2018, Dr. Salzmann was Head of U.S. Immunology at Eli Lilly, and Managing Director of Lilly Alps from January 2011 to April 2013. From January 2008 to December 2010, Dr. Salzmann was the Head of Marketing for Eli Lilly China. Dr. Salzmann currently serves as a member of the board of directors of Corbus Pharmaceuticals Holdings, Inc., a publicly traded biotechnology company. Dr. Salzmann earned a B.A. in Chemistry from Northwestern University, an M.D. from University of Chicago’s Pritzker School of Medicine, and an M.B.A. from Stanford University’s Graduate School of Business.

The Board believes that Dr. Salzmann’s position as our Chief Executive Officer and his extensive prior experience in the biopharmaceutical industry qualify him to serve as a member of the Board.

George Migausky, age 69, has served as a member of our Board since the closing of the Business Combination in December 2019 and as a member of ISL’s board of directors since March 2020. From March 2019 until the closing of the Business Combination, he served as a member of HSAC’s board of directors. Mr. Migausky has more than 30 years of experience in the life sciences industry, having served as Chief Financial Officer for several public biopharmaceutical and clinical diagnostic companies. In 2017, Mr. Migausky served as interim Chief Financial Officer for Ocular Therapeutix, Inc. Prior to that, he served as Executive Vice President and Chief Financial Officer of Dyax Corp., a position he held from 2008 through the company’s acquisition by Shire in 2016. Before joining Dyax in 2008, Mr. Migausky served as Chief Financial Officer of IGEN International and BioVeris Corporation through their acquisitions by F. Hoffman LaRoche in 2004 and 2007, respectively. He currently serves as a director of REGENXBIO, a publicly traded biotechnology company, a position he has held since 2021, and as a trustee of the Massachusetts Eye and Ear Institute, where he has served since 2015. Mr. Migausky has previously served on the board of directors as chair of the audit committee at Dimension Therapeutics, a position he held from 2015 until the company was acquired in 2017, and at Abeona Therapeutics during 2020. Mr. Migausky received a B.S. from Boston College and an M.B.A. from Babson College.

The Board believes that Mr. Migausky’s qualifications to sit on our Board include his experience both in the capacity of an executive as well as a director, along with his expertise in strategic planning, corporate financing and financial reporting, business development and human resources.

Douglas Hughes, age 62, has served as a member of our Board since the closing of the Business Combination in December 2019 and as a member of ISL’s board of directors since October 2019. Since 2018, Mr. Hughes has served as Chief Financial Officer of Calyxo Inc., an early-stage medical device company. From 2011 until 2018, Mr. Hughes was Chief Financial Officer for NeoTract, Inc., a Urology company. Prior to that time, he served as Chief Financial Officer and Chief Operating Officer for Nellix, Inc., an endovascular graft biotechnology company. Before joining Nellix, Inc., Mr. Hughes served as Chief Financial Officer for Evalve Inc., a medical device company, from 2009 until 2010. Prior to 2009, Mr. Hughes held a variety of senior finance management positions at Boston Scientific, Guidant Corporation and The Clorox Company. Mr. Hughes currently serves as a member of the board of directors of Calyxo Inc., a privately held medical device company. From September 2020 to December 2022, Mr. Hughes served as a member of the board of directors of Eargo Inc., a publicly traded medical device company. Mr. Hughes received a B.S. in Finance from San Francisco State University and an M.B.A. from the University of Chicago.

The Board believes that Mr. Hughes’ expertise in successfully leading high-growth companies, his experience in strategic planning and his knowledge of mergers and acquisitions qualifies him to serve as a member of the Board.

THE BOARD RECOMMENDS

A VOTE “FOR” EACH OF THE NAMED NOMINEES ABOVE.

SERIES A PREFERRED STOCK DIRECTORS

Pursuant to our amended and restated charter, the holder(s) of our Series A preferred stock are entitled to elect four directors, which individuals will be appointed immediately following the Annual Meeting and are Mr. Fromkin and Drs. Pande, Torti and Venker. RSL is also entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of its Series A preferred stock are convertible as of the Record Date.

Andrew Fromkin, age 58, has served as a member of our Board since the closing of the Business Combination in December 2019 and as a member of ISL’s board of directors since October 2019. Since January 2021, Mr. Fromkin has served as the Vant Portfolio Operating Partner for Roivant Sciences, Inc., (“RSI”). From January 2021 until April 2023, Mr. Fromkin served as the Acting Chief Executive Officer of Proteovant Sciences, Inc. From March 2015 to September 2020, Mr. Fromkin served as Chief Executive Officer of Tarveda Therapeutics, Inc. (formerly Blend Therapeutics, Inc.). From 2005 until 2011, Mr. Fromkin served in various roles for Clinical Data, Inc., including Executive Vice President (October 2005 until May 2006) and President, Chief Executive Officer and Director (May 2006 until May 2011). Prior to Clinical Data, Mr. Fromkin served as President and Chief Executive Officer of DoctorQuality, Inc., President, Chief Executive Officer and Director of Endo Surgical Devices, Inc. and Corporate Vice President, Business Development, for Merck-Medco, a wholly-owned subsidiary of Merck & Co. Mr. Fromkin began his career at Health Information Technologies, Inc. as General Manager of its subsidiary, MCA, and Director of Marketing and Payer Alliances for the parent company. From 2014 until 2016, Mr. Fromkin served on the board of Regado Biosciences, Inc. which became Tobira Therapeutics, Inc. in 2015. Mr. Fromkin received a B.A. from Brandeis University.

The Board believes that Mr. Fromkin’s significant experience in the biopharmaceutical industry and his knowledge of healthcare ventures qualifies him to serve as a member of the Board.

Atul Pande, M.D., age 69, has served as a member of our Board since the closing of the Business Combination in December 2019 and as a member of ISL’s board of directors since October 2019. From 2018 to 2020, Dr. Pande served as Chief Medical Advisor of PureTech Health plc, and previously served as its Chief Medical Officer from February 2017 to 2018 and as a Senior Advisor from July 2016 through February 2017. Dr. Pande has also served as President and Chief Executive Officer of Verity BioConsulting LLC, a drug development consulting firm, since 2014. He previously served as Chief Medical Officer of Tal Medical, Inc., a clinical-stage medical device company, from December 2014 to December 2017. From 2007 to April 2014, Dr. Pande was Senior Vice President and Senior Advisor, Pharmaceutical R&D at GlaxoSmithKline. He has also held senior roles at Pfizer R&D, Parke-Davis/ Warner-Lambert and Lilly Research Laboratories. He is currently a board member of Autifony Therapeutics, Perception Neurosciences and Pangea Botanica, and previously served as a board member of Sio Gene Therapies from March 2015 to April 2023 and of Karuna Therapeutics from June 2019 to March 2024. Dr. Pande received his MBBS (Bachelor of Medicine, Bachelor of Surgery) and his M.D. from the University of Lucknow, India and completed his research fellowship training in psychiatry at the University of Michigan Medical School and his postgraduate specialty training and psychiatry residency program at Western University.

The Board believes that Dr. Pande’s medical background and his significant knowledge of the biopharmaceutical industry qualifies him to serve as a member of the Board.

Frank M. Torti, M.D., age 45, has served as Executive Chairperson of the Board since August 2021, and prior to that, as Chairperson of the Board following the closing of the Business Combination in December 2019. Dr. Torti has served as Chairperson of ISL’s board of directors since June 2019 and as Executive Chairperson since August 2021. Dr. Torti has served as the Vant Chair of RSI since January 2020. In this capacity he serves as chairperson of the boards of directors of the biopharmaceutical companies in the Roivant family and is responsible for the operations and management of those companies. He previously served as Vant Investment Chair of RSI, from August 2018 to December 2019. Prior to joining RSI, from August 2007 to August 2018, Dr. Torti served as a Partner of New Enterprise Associates, or NEA, specializing in investments in healthcare. Prior to joining NEA, Dr. Torti worked for the Duke University Center for Clinical & Genetic Economics from 2002 to 2005 in various capacities, where he was involved in clinical trials research and economic evaluations of multinational clinical trials. Dr. Torti presently serves as Chairperson of the boards of directors of Arbutus Biopharma Corp. and several private biopharmaceutical companies. Dr. Torti served on the boards of directors of Urovant Sciences Ltd., from August 2018 to December 2019, and Myovant Sciences Ltd., from November 2018 to December 2019. During the course of his career, he served on the boards of directors of numerous development and commercial stage public and private healthcare companies. Dr. Torti earned an M.D. from the University of North Carolina School of Medicine, an M.B.A. from Harvard Business School and a B.A. from the University of North Carolina.

The Board believes that Dr. Torti’s extensive experience in healthcare investing, as well as his operating and clinical trial background, qualifies him to serve on the Board.

Eric Venker, M.D., Pharm.D., age 37, has served as a member of our Board since February 2020. Since January 2021, Dr. Venker has served as President and Chief Operating Officer of RSI, having previously served, as Chief Operating Officer of RSI, since November 2018. Previously, from October 2017 to October 2018, he was Chief of Staff to RSI’s Chief Executive Officer, and from 2014 to 2015, as an Analyst at RSI. From 2015 to 2017, Dr. Venker was a physician at New York Presbyterian Hospital/Columbia University Medical Center, where he trained in internal medicine. From 2011 to 2015, Dr. Venker was a Clinical Pharmacist at Yale-New Haven Hospital. Dr. Venker presently serves on the boards of directors of several private biopharmaceutical and healthcare technology companies. Dr. Venker previously served on the boards of Sio Gene Therapies, Inc. and Arbutus Biopharma. He received his Pharm.D. from St. Louis College of Pharmacy and his M.D. from Yale School of Medicine.

The Board believes that Dr. Venker’s medical background and experience in the biopharmaceutical industry qualify him to serve as a member of the Board.

BOARD DIVERSITY MATRIX
	As of June 18, 2024				As of June 22, 2023
Total Number of Directors:	7				7
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	—	6	—	1	—	6	—	1
Part II: Demographic Background
African American or Black	—	—	—	—	—	—	—	—
Alaskan Native or Native American	—	—	—	—	—	—	—	—
Asian	—	1	—	—	—	1	—	—
Hispanic or Latinx	—	—	—	—	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—	—	—	—	—
White	—	5	—	—	—	5	—	—
Two or More Races or Ethnicities	—	—	—	—	—	—	—	—
LGBTQ+	—	—	—	—	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	1	—	—	—	1

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Family Relationships

There are no family relationships between the Board and any of our executive officers.

Director Independence and Controlled Company Exemption

We are a “controlled company” within the meaning of the listing rules of the Nasdaq Stock Market LLC (“Nasdaq”). We will remain a “controlled company” so long as either more than 50% of the voting power for the election of directors is held by RSL, or the directors elected by RSL as holder of the Series A preferred stock control all matters presented to its Board for a vote. As such, we intend to avail ourselves of the controlled company exemptions under the Nasdaq listing rules. As a controlled company, we will not be required to have a majority of our Board comprised of “independent directors,” as defined under the Nasdaq listing rules, or to have a Compensation Committee or a Nominating and Corporate Governance Committee composed entirely of independent directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may continue to rely on these exemptions so long as we are allowed to as a “controlled company.”

The “controlled company” exemption does not modify the independence requirements for the Audit Committee, and we comply with the requirements of Rule 10A-3 of the Exchange Act and the Nasdaq listing rules, which rules require that our Audit Committee be composed of at least three members.

The Board has undertaken a review of the independence of the directors and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board has determined that the following three directors are independent directors within the meaning of applicable rules and regulations of the SEC and Nasdaq listing rules: Messrs. Hughes and Migausky and Dr. Pande. Dr. Salzmann is not independent due to his position as Chief Executive Officer of Immunovant, and Dr. Torti, Dr. Venker and Mr. Fromkin are not independent due to their positions with RSI.

Board Leadership Structure

We believe that all members of the Board should have a voice in the affairs and the management of Immunovant. The Board believes that our stockholders are best served at this time by having a chairperson, who is an integral part of our Board structure and a critical aspect of effective corporate governance. Dr. Torti has served as chairperson of the Board since the closing of the Business Combination in December 2019. In August 2021, Dr. Torti was appointed Executive Chairperson of the Board. Dr. Torti brings considerable skills and experience, as described above, to the role. While our Chief Executive Officer has primary responsibility for preparing the agendas for Board meetings, our chairperson has significant responsibilities, which are set forth in our corporate governance guidelines, and include, in part:

•Establishing the agenda for regular Board meetings;

•Coordinating with the committee chairs regarding meeting agendas and information requirements, and presiding over portions of meetings of the Board at which the evaluation or compensation of the Chief Executive Officer is presented or discussed;

•Coordinating the activities of the other directors, and performing such other duties the Board may establish or delegate from time to time; and

•Acting as principal liaison between the members of the Board and the Chief Executive Officer.

The active involvement of our independent directors, combined with the qualifications and significant responsibilities of our chairperson and other directors, provide balance on the Board and promote strong, independent oversight of our management and affairs.

Policy Regarding Hedging of Our Common Stock

Our executive officers and directors are prohibited from hedging and speculative trading in and out of Immunovant’s common stock, including short sales and leverage transactions, such as puts and calls.

Role of the Board In Risk Oversight

The Board and each of its committees has an active role in overseeing management of our risks. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees, which meet at least annually, that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for Immunovant. The Audit Committee’s charter mandates the Audit Committee to review and discuss with management, and our independent registered public accounting firm, as appropriate, our major financial risk exposures and the steps taken by management to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Audit Committee responsibilities also include oversight of cybersecurity risk management, and, to that end, the Audit Committee typically meets annually with both IT and business personnel responsible for cybersecurity risk management and receives periodic reports from management, as well as incidental reports as matters arise. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as well as risks associated with employee retention and the recruitment of future talent. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Meetings of the Board and Its Committees

The Board met 11 times during the fiscal year ended March 31, 2024. The Audit Committee met seven times during the fiscal year ended March 31, 2024. The Compensation Committee met nine times during the fiscal year ended March 31, 2024. The Nominating and Corporate Governance Committee met four times during the fiscal year ended March 31, 2024. Each director attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he served, held during the portion of the fiscal year ended March 31, 2024 for which he was a director or committee member.

Information Regarding Committees of the Board

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership information for the fiscal year ended March 31, 2024 for each of these Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Peter Salzmann, M.D., M.B.A.
Frank M. Torti, M.D., M.B.A.		☑
Andrew Fromkin		☑*	☑*
Douglas Hughes	☑	☑
George Migausky	☑*
Atul Pande, M.D.	☑		☑
Eric Venker, M.D., Pharm.D.			☑

*    Committee Chairperson

Below is a description of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board for the fiscal year ended March 31, 2024. The written charters of the committees are available to stockholders on the investors section of our website at www.immunovant.com. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee consists of Mr. Migausky, Mr. Hughes and Dr. Pande, with Mr. Migausky as the chairperson of the Audit Committee. The Audit Committee consists solely of directors who are independent under the listing standards of Nasdaq and meet the independence standards set forth in Rule 10A-3 of the Exchange Act. The Board has further determined that each of the members of the Audit Committee satisfies the financial literacy and sophistication requirements of the SEC and Nasdaq listing rules. In addition, the Board has determined that Mr. Migausky and Mr. Hughes each qualify as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The principal duties and responsibilities, among others, of our Audit Committee include:

•recommending whether to retain an independent registered public accounting firm to serve as independent auditor to audit our financial statements, overseeing the independent auditor’s work and determining the independent auditor’s compensation;

•approving in advance all audit services and non-audit services to be provided by our independent auditor;

•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, auditing or compliance matters, as well as for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•overseeing our risk assessment and risk management processes;

•reviewing and ratifying all related party transactions, based on the standards set forth in our related party transactions policy;

•reviewing and discussing with management and the independent auditor the results of the annual audit and the independent auditor’s review of our quarterly financial statements;

•conferring with management and the independent auditor about the scope, adequacy and effectiveness of our internal accounting controls, the objectivity of our financial reporting and our accounting policies and practices;

•overseeing our policies, procedures and plans relating to investments, cash management and foreign currency exposure and the management of risk relating thereto;

•overseeing our policies, procedures, plans and information technology systems designed to ensure and manage risks relating to the security, confidentiality, availability and integrity of information, as well as the operation and effectiveness thereof;

•making periodic reports to the Board regarding compliance matters, including reporting any substantial deviations from, or potential violations of, our compliance policies and procedures;

•establishing internal reporting procedures for employees to confidentially report to our compliance officer any identified issues or questions regarding our compliance program; and

•developing, recommending, reviewing and updating our compliance policies and procedures to ensure continued compliance with the current legal and regulatory landscape in which we operate.

Both our independent registered public accounting firm and management periodically meet privately with the Audit Committee.

Report of the Audit Committee of the Board

The Audit Committee has reviewed and discussed the audited financial statements for the year ended March 31, 2024 with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in Immunovant’s Annual Report on Form 10-K for the year ended March 31, 2024.

George Migausky (Chairperson)
Atul Pande
Douglas Hughes

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Immunovant under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee consists of Mr. Fromkin, Mr. Hughes and Dr. Torti, with Mr. Fromkin as the chairperson of the Compensation Committee. The principal duties and responsibilities, among others, of our Compensation Committee include:

•reviewing and making recommendations to the Board regarding, performance goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives and recommending to the full Board for approval, the Chief Executive Officer’s compensation, including incentive-based and equity-based compensation, based on that evaluation;

•review and recommend to the Board the compensation of other executive officers, based in part on recommendations of the Chief Executive Officer;

•exercising administrative authority under our equity incentive plan and any employee benefit plans;

•ensuring that our compensation arrangements are competitive, promote long-term retention, promote the success of Immunovant and align the interests of our employees with those of our stockholders;

•making recommendations to the Board regarding director compensation;

•overseeing risks and exposures associated with executive and director compensation plans and arrangements;

•reviewing and discussing with management the compensation discussion and analysis that we may be required from time to time to include in SEC filings; and

•preparing a Compensation Committee report on executive and director compensation as may be required from time to time to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee will meet at least four times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and the Chief Financial Officer. The Compensation Committee meets from time to time in executive session. In addition, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Immunovant. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of Immunovant, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the fiscal year ended March 31, 2024, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the Compensation Committee engaged Compensia as its compensation consultant. The Compensation Committee requested that Compensia:

•evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and

•assist in refining our compensation strategy to execute that long-term strategy.

As part of its engagement, Compensia was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Compensia ultimately developed recommendations that were presented to the Compensation Committee for its consideration. Following an active dialogue with Compensia, the Compensation Committee approved the recommendations.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. The Board has delegated authority to Dr. Salzmann to grant, without any further action required by the Compensation Committee, stock options and other equity incentives to employees who are not executive officers of Immunovant. The purpose of this delegation of authority is to enhance the flexibility of equity incentive administration within Immunovant and to facilitate the timely grant of equity incentives to non-executive officer employees, particularly new employees, within specified limits approved by the Compensation Committee or the Board.

The Compensation Committee has recommended adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first half of the calendar year, subject to final determination by the Board. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Mr. Fromkin and Drs. Venker and Pande, with Mr. Fromkin as the chairperson of the Nominating and Corporate Governance Committee. The principal duties and responsibilities, among others, of our Nominating and Corporate Governance Committee include:

•assessing the need for new directors and identifying individuals qualified to become directors;

•recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•assessing individual director performance, participation and qualifications;

•recommending and overseeing the implementation of and monitoring compliance with, our corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes to our corporate governance guidelines;

•monitoring the effectiveness of the Board and the quality of the relationship between management and the Board; and

•overseeing the periodic evaluation of the Board’s performance.

The Nominating and Corporate Governance Committee evaluates director nominees for election to the Board by our stockholders at the annual meeting of stockholders in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. The Nominating and Corporate Governance Committee and the Board believe that such candidates should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. In considering candidates for election to the Board by the holders of our common stock, other factors will also be considered, such as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Immunovant, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, diversity and having the commitment to rigorously represent the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee will consider the minimum Board membership criteria described above, as well as diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and our business, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire at the annual meeting of stockholders, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates for election to the Board by holders of our common stock, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board.

The Nominating and Corporate Governance Committee will consider stockholder recommendations of director candidates for election to the Board by holders of our common stock. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board by holders of our common stock at an annual meeting of stockholders may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Nominating and Corporate Governance Committee, c/o Immunovant, Inc., 320 West 37th Street, New York, New York 10018, Attn: Secretary, at least 120 days prior to the anniversary date of the mailing of our proxy statement for the last annual meeting of stockholders. Submissions must include, among other things, the full name of the proposed candidate, a description of the proposed candidate’s business experience for at least the previous five years, complete biographical information, a description of the proposed candidate’s qualifications as a director, and such other information as required by our amended and restated bylaws. Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.immunovant.com. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to the principal executive officer, principal financial officer and principal accounting officer or controller or persons performing similar functions, we will promptly disclose the nature of the amendment or waiver on our website.

Stockholder Communications With the Board

Stockholders wishing to communicate with the Board or an individual director may do so by sending a written communication to the Board or such director at c/o 320 West 37th Street, New York, NY 10018, Attn: Secretary. Written communications must set forth the name and address of the stockholder on whose behalf the communication is sent and the number and class of stock that are owned beneficially by such stockholder as of the date of the communication.

Any such communication will be reviewed by the Secretary, who will forward such communication to the board of directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and Board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on the investors section of our website at www.immunovant.com.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP was appointed as our independent registered public accounting firm in December 2019. Ernst & Young LLP has audited the financial statements of ISL since 2018. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Immunovant and our stockholders.

The affirmative vote of the holders of a majority of the voting power of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

Principal Accountant Fees and Services

The following table represents the aggregate fees billed by Ernst & Young LLP to us (including ISL) for the years ended March 31, 2024 and 2023.

	Year Ended March 31,
	2024	2023
	(in thousands)
Audit Fees(1)	$1,210	$665
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,210	$665

(1)Audit Fees consisted of fees for professional services rendered for the audits of our financial statements which were billed during the respective year, including the audits of our annual financial statements and reviews of our interim quarterly reports, and services provided in connection with SEC filings, including consents and comfort letters.

All fees described above were pre-approved by our Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by Immunovant’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL NO. 3

NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our stockholders are entitled to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers (as disclosed under the section titled “Executive Compensation,” including the compensation tables included therein and the accompanying narrative disclosure) commonly known as “say-on-pay.” After careful consideration and in consideration of the say-on-frequency vote that occurred at the 2021 Annual Meeting of Stockholders, our board of directors has determined that a say-on-pay vote that occurs every year is the most appropriate approach for Immunovant at this time.

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement. As discussed under the section titled “Executive Compensation”, our Board believes that its compensation philosophy and decisions support our key business objectives of creating value for, and promoting the interests of, our stockholders.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding, advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation of the named executive officers, as disclosed in Immunovant’s Proxy Statement for its 2024 Annual Meeting of Stockholders, including the compensation tables and related narrative disclosures, is hereby APPROVED.”

The approval of this non-binding proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will be counted towards the vote total, and will have the same effect as “Against” votes.

Since this proposal is an advisory vote, the result will not be binding on the Board or Compensation Committee. However, the Board values our stockholders’ opinions, and the Board and Compensation Committee will take into account the outcome of the advisory vote when considering future executive compensation decisions.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 3.

EXECUTIVE OFFICERS

Set forth below is biographical information for each of our executive officers as of June 18, 2024, other than Dr. Salzmann, whose biographical information is set forth above.

Name	Age	Position
Eva Renee Barnett, M.B.A.	44	Chief Financial Officer
Julia G. Butchko, Ph.D.	53	Chief Development Officer
Michael Geffner, Ph.D.	55	Chief Medical Officer
Mark S. Levine	51	Chief Legal Officer and Corporate Secretary
William L. Macias, M.D., Ph.D.	66	Chief Medical Officer
Jay S. Stout, Ph.D.	61	Chief Technology Officer

Eva Renee Barnett, M.B.A has served as our Chief Financial Officer since October 2021. From February 2021 to September 2021, Ms. Barnett served as Chief Integration Officer at AbleTo, Inc., a technology-enabled healthcare service provider focused on virtual delivery of behavioral healthcare. From March 2018 to February 2021, Ms. Barnett was AbleTo’s Senior Vice President, Operations and from June 2015 to February 2018, she was Vice President, Finance & Human Resources and Acting Chief Financial Officer. Ms. Barnett has previously served in various finance and business roles at Eli Lilly and Company, a pharmaceutical company (“Lilly”) from 2001 to 2015. Ms. Barnett earned a B.A. in Physics from Depauw University and an M.B.A. from Harvard Business School.

Julia G. Butchko, Ph.D. has served as our Chief Development Officer since April 2023, after serving as our Chief Development and Technology Officer from October 2019 to April 2023. From March 2018 to June 2019, Dr. Butchko served as the Chief of Staff for the BioMedicine’s Business Unit at Lilly, where she was responsible for Immunology and Neurology Strategy and Operations. From June 2014 to May 2016, Dr. Butchko was the Vice President of Oncology Portfolio Management and Clinical Development and from September 2012 to May 2014, she participated in a rotational program completing assignments in Autoimmune Market Research and Men’s Health Marketing. She also served as Senior Director of Biologics and Device Project Management in Lilly’s Research and Development organization from July 2009 to September 2012. Earlier in her career, Dr. Butchko held significant roles in product development, marketing, manufacturing, and quality. Dr. Butchko earned a B.S. in Chemistry from the State University of New York, College at Fredonia, a Ph.D. in Chemistry from Pennsylvania State University and a Business Certificate from Indiana University Kelley School of Business.

Michael Geffner, M.D., M.B.A. has served as our Chief Medical Officer since January 2024. From October 2022 until joining Immunovant, Dr. Geffner served as the principal of Clindevex Consulting, Inc., an entity providing consulting services to biotech and pharmaceutical companies in support of their clinical development programs. From June 2020 to June 2022, Dr. Geffner was the Chief Medical Officer and head of Product Development for BlueSphere Bio, an immuno-oncology company focused on developing adoptive T-cell therapeutics. From November 2015 to April 2020, he led Hematology Clinical Development for the danicopan development program and was the Head of Global Medical Affairs for Achillion Pharmaceuticals (now Astra Zeneca). Prior to Achillion, he spent 15 years in various senior leadership positions at Schering-Plough/Merck across Clinical Development, Clinical Operations, and Medical Affairs. Dr. Geffner’s other prior roles include, Head of the Anti-infectives/hospital and specialty care Medical Affairs teams, US Medical Affairs integration lead, and Clinical Development Leader. Dr. Geffner has dual board certification from the American Board of Pediatrics and The American Board of Psychiatry and Neurology, with special competency in Child Neurology. Dr. Geffner is a graduate of Albany Medical College and earned an M.B.A. from Fairleigh Dickinson University.

Mark S. Levine has served as our Chief Legal Officer and Corporate Secretary since January 2022. From June 2017 to January 2022, Mr. Levine served as General Counsel and Corporate Secretary of Flexion, Inc., a biotechnology company acquired by Pacira BioSciences, Inc. in 2021. From August 2014 to June 2017, Mr. Levine served as Senior Vice President, General Counsel, and Corporate Secretary of Minerva Neurosciences, Inc., a biopharmaceutical company. Mr. Levine has also served in senior legal positions at athenahealth, Inc., a network-based health internet technology company; Clinical Data, Inc., a biopharmaceutical company acquired by Forest Laboratories, Inc. (now AbbVie) in 2011; Wheelabrator Technologies Inc., a renewable energy company; and Xpedior Incorporated, an internet consulting company. Mr. Levine earned a B.A. in political science from Binghamton University, SUNY, and a J.D. from Washington University School of Law in St. Louis.

William L. Macias, M.D., Ph.D. has served as our Chief Medical Officer since June 2021. From 2018 to May 2021, Dr. Macias was the Chief Executive Officer at Focus Biomedical Consulting LLC and in that role was the interim Chief Medical Officer for Promethera Biosciences SA from 2019 through 2020. From 1994 through 2017, Dr. Macias was at Lilly. At Lilly he led multiple clinical development programs leading to the submission and approval of medications across diverse therapeutic areas in both biologic and small molecules. From 2011 onward, he held multiple global development leadership roles in the Biomedicines Business Unit at Lilly. Prior to joining Lilly, he was an Associate Professor of Medicine at Indiana University School of Medicine. Dr. Macias earned a B.A. in Biology from Marquette University and both an M.D. and Ph.D. from Indiana University School of Medicine. He held board certifications in Internal Medicine, Nephrology, and Critical Care Medicine.

Jay S. Stout, Ph.D. has served as our Chief Technology Officer since April 2023. From 2020 to April 2023, he was an independent consultant supporting the scale up and validation of late stage products in immunology and cell and gene therapy. From June 2018 to January 2021, he led Technical Operations at Immunomedics (Gilead Sciences) leading to the approval of an antibody drug conjugate for oncology. Prior to that, Dr. Stout held various senior leadership roles in Technical Operation at Versartis (Aravive), San Bio, Merck, Amgen, Pfizer, and BioNebraska (Restoragen). Dr. Stout has served on the Amgen Center for BioProcessing Advisory Board at the Keck Graduate Institute for more than 10 years and was the Chair of the Advisory Board from 2021-2023. Dr. Stout earned a B.S. and M.S. in Chemistry from the University of Iowa and a Ph.D. in Chemistry and Biochemistry from the University of Nebraska-Lincoln.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of June 14, 2024 by:

•each director or nominee for director;

•each named executive officer;

•all current executive officers and directors as a group; and

•all those known by us to be beneficial owners of more than five percent of our outstanding common stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D, Schedules 13G, Forms 13F-HR and Forms 4 filed with the SEC by beneficial owners of more than five percent of our common stock. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 146,176,703 shares of common stock and 10,000 shares of Series A preferred stock outstanding on June 14, 2024, adjusted as required by rules promulgated by the SEC. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding any shares of our common stock subject to options held by such person that are currently exercisable or exercisable within 60 days of June 14, 2024 and any shares of common stock issuable upon the vesting of RSUs within 60 days of June 14, 2024. However, we did not deem such shares of our common stock outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated below, the business address of each of the individuals or entities listed in in the following table is 320 West 37th Street, New York, New York 10018.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholder
Roivant Sciences Ltd.(1)	79,815,331	54.6%
FMR LLC(2)	7,875,822	5.4
Named Executive Officers and Directors
Peter Salzmann, M.D., M.B.A.(3)	3,165,827	2.1
Julia G. Butchko, Ph.D.(4)	1,291,437	*
Jay S. Stout, Ph.D.(5)	70,886	*
Frank M. Torti, M.D. (6)	1,413,233	*
Douglas Hughes(7)	370,656	*
Atul Pande, M.D. (8)	360,059	*
Andrew Fromkin(9)	345,559	*
George Migausky(10)	289,528	*
Eric Venker, M.D.	—	—
All current directors and executive officers as a group (13 individuals)	9,060,478	5.9

*    Less than 1%.

(1) As reported on a Schedule 13D/A filed by Roivant Sciences Limited (“RSL”) on October 4, 2023. Consists of shares of common stock directly held by RSL and includes 10,000 shares of common stock issuable upon conversion of the shares of Series A preferred stock held by RSL. Each share of Series A preferred stock is convertible at any time at the option of the holder into one share of common stock. RSL owns all of the authorized and outstanding shares of Series A preferred stock and is entitled to elect a specified number of directors to the Board. RSL exercises voting and dispositive control over the common shares and shares of preferred stock through its board of directors. No individual director of RSL has beneficial ownership over the common shares or shares of preferred stock. The principal business address of RSL is 7th Floor, 50 Broadway, London SW1H 0DB United Kingdom.

(2) Based solely on information reported on the Schedule 13G filed by FMR LLC (“FMR”) and Abigail P. Johnson on February 9, 2024. FMR reported having sole voting power over 7,874,326 shares and FMR and Abigail P. Johnson reported having dispositive power over 7,875,822 shares. The principal business address for each of these reporting persons is 245 Summer Street, Boston, MA 02210.

(3) Includes (i) 2,727,679 shares of common stock underlying options that are exercisable within 60 days of June 14, 2024, (ii) 23,520 RSUs that will vest within 60 days of June 14, 2024 and (iii) 414,628 shares of common stock.

(4) Includes (i) 1,037,187 shares of common stock underlying options that are exercisable within 60 days of June 14, 2024, (ii) 9,667 RSUs that will vest within 60 days of June 14, 2024 and (iii) 244,583 shares of common stock.

(5) Includes (i) 46,875 shares of common stock underlying options that are exercisable within 60 days of June 14, 2024, (ii) 6,250 RSUs that will vest within 60 days of June 14, 2024 and (iii) 17,761 shares of common stock.

(6) Includes (i) 956,833 shares of common stock underlying options that are exercisable within 60 days of June 14, 2024, (ii) 406,110 RSUs that vested as of June 14, 2024 where the holder has elected deferred settlement subject to the requirements of Section 409A of the Internal Revenue Code (“Section 409A”), (iii) 30,290 RSUs that will vest within 60 days of June 14, 2024 and (iv) 20,000 shares of common stock.

(7) Includes (i) 256,901 shares of common stock underlying options that are exercisable within 60 days of June 14, 2024, (ii) 95,508 RSUs that vested as of June 14, 2024 where the holder has elected deferred settlement subject to the requirements of Section 409A and (iii) 18,247 shares of common stock.

(8) Includes (i) 256,901 shares of common stock underlying options that are exercisable within 60 days of June 14, 2024, (ii) 70,808 RSUs that vested as of June 14, 2024 where the holder has elected deferred settlement subject to the requirements of Section 409A, (iii) 12,350 shares of common stock and (iv) 20,000 shares of common stock indirectly through a family trust.

(9) Includes (i) 256,901 shares of common stock underlying options that are exercisable within 60 days of June 14, 2024, (ii) 70,808 RSUs that vested as of June 14, 2024 where the holder has elected deferred settlement subject to the requirements of Section 409A and (iii) 17,850 shares of common stock.

(10) Includes (i) 179,720 shares of common stock underlying options that are exercisable within 60 days of June 14, 2024, (ii) 70,808 RSUs that vested as of June 14, 2024 where the holder has elected deferred settlement subject to the requirements of Section 409A and (iii) 39,000 shares of common stock.

EXECUTIVE COMPENSATION

Through the fiscal year ended March 31, 2024, we were a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act, at which time we qualified as a “large accelerated filer” under the Exchange Act. Pursuant to applicable SEC rules, we have elected to continue to rely on the scaled disclosure requirements for smaller reporting companies through the filing of our Annual Report on Form 10-K, including the information in this proxy statement required by Part III of Form 10-K and incorporated by reference therein. Accordingly, the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program, our Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. See the section above captioned “Compensation Committee.” Accordingly, this section includes supplemental narratives that describe our compensation program for our named executive officers for the fiscal year ended March 31, 2024.

Our named executive officers for the fiscal year ended March 31, 2024, consisting of our principal executive officer and our two other most highly compensated executive officers serving as of the end of the fiscal year ended March 31, 2024 were:

•Peter Salzmann, M.D., M.B.A., our Chief Executive Officer;

•Julia G. Butchko, Ph.D., our Chief Development Officer; and

•Jay S. Stout, Ph.D., our Chief Technology Officer.

Responsible Executive Compensation Practices

The following table summarizes our executive compensation practices to highlight both the responsible practices we have implemented and the practices we have avoided to best serve our stockholders’ long-term interests.

What we do:	What we do not do:
✓ Performance metrics tied to company performance. The performance metrics for our annual executive bonus plan are tied to company performance, aligning the interests of our executives with those of our stockholders
✓ Multi-year vesting requirements. The equity awards we grant to our executive officers generally vest over multi-year periods, consistent with current market practice and our retention objectives
✓ Double-trigger termination rights. Our agreements with our executive officers require both a change-in-control and a termination of employment for full severance benefits to be triggered
✓ Independent compensation consultant. Our compensation committee uses an independent compensation consultant that provides no other material services to the company

✘ No tax gross-ups. None of our employment-related agreements provide for excise tax “gross-ups.”
✘ No special perquisites. Except as otherwise discussed below, we generally do not provide our executives with perquisites or other personal benefits that differ materially from those available to employees generally
✘ No retirement plans other than 401(k). We do not provide any pension or other retirement benefits to our executive officers, except that we offer all employees the right to participate in a company-sponsored 401(k) plan under which we match employee contributions up to 3% of their salary, subject to annual compensation limits established by the IRS
✘ No special health or welfare benefits. We do not provide our executives with any special health or welfare benefits. Our executive officers participate in the same broad-based company-sponsored health and welfare benefits programs offered to our other full-time, salaried employees
✘ Hedging, short selling and pledging prohibited. Our insider trading policy prohibits our executive officers and directors from hedging, short selling or pledging our securities

Compensation Mix

We have a pay-for-performance focused executive compensation philosophy. We believe that compensation should be designed to drive company performance to increase stockholder value. We seek to achieve this by using different elements of compensation and a market-based approach to attract, retain and motivate a high-performing team of executive officers and by aligning most of the compensation of each of our executives with Immunovant’s short- and long-term performance, as well as each such executive’s individual contributions. We believe that it is important that performance- and equity-based compensation comprise a substantial portion of the total compensation of each of our executives in order to align our executives’ interests with those of our stockholders.

Summary Compensation Table

The following table shows information regarding the compensation earned by or paid to our named executive officers during the fiscal years ended March 31, 2024 and 2023. Because Dr. Butchko and Dr. Stout were not named executive officers during the previous fiscal year ended March 31, 2023, we have provided information with respect to their compensation solely with respect to the fiscal year ended March 31, 2024.

Name and Principal Position	Fiscal Year Ended March 31	Salary	Bonus(1)	Stock Awards(2)	Option Awards(2)	All Other Compensation(3)	Total
Peter Salzmann, M.D., M.B.A.	2024	$ 700,000	$ 609,000	$3,584,330	$3,619,675	$39,425	$8,552,430
Chief Executive Officer	2023	625,000	360,938	2,251,807	2,544,313	37,760	5,819,818

Julia G. Butchko, Ph.D. Chief Development Officer	2024	465,000	269,700	1,472,764	1,487,281	12,966	3,707,711

Jay S. Stout, Ph.D. Chief Technology Officer (4)	2024	416,875	241,932	1,547,000	1,809,390	24,683	4,039,880

(1) Represents amounts earned under our bonus program based on the achievement of corporate performance goals and other factors deemed relevant by the Compensation Committee. For the fiscal year ended March 31, 2024, the target performance bonuses for Dr. Salzmann, Dr. Butchko and Dr. Stout were 60%, 40% and 40%, respectively, of their base salary. Based on the achievement of their corporate and performance goals, we paid Dr. Salzmann, Dr. Butchko and Dr. Stout 145% of their target bonuses, each. Whether or not a bonus is paid for any year is solely within the discretion of the Compensation Committee. While the Compensation Committee has established general guidelines related to bonus target amounts and the portion of each named executive officer’s annual cash bonus that is tied to company-wide, department or personal performance components, the Compensation Committee exercises broad discretion in determining the amount of cash bonuses. Accordingly, we do not consider these bonuses to be “Non-Equity Incentive Plan Compensation” within the meaning of applicable SEC rules.

(2) Amounts reported represent the aggregate grant date fair value of RSUs and stock options granted to such named executive officers during the fiscal year ended March 31, 2024 and March 31, 2023 under the 2019 Equity Incentive Plan, (the “2019 Plan”), computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the RSUs and stock options reported in this column are set forth in Note 8 – Stock-Based Compensation to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2024. This amount does not reflect the actual economic value that may be realized by the named executive officer.

(3) The amounts reported in this column include the cost of the following benefits received by our named executive officers for the fiscal year ended March 31, 2024:

•Dr. Salzmann. Amount reflects $27,923 of medical, dental, vision and disability insurance, $10,463 of 401(k) plan matching contributions and $1,039 of life insurance premiums.
•Dr. Butchko. Amount reflects $10,125 of 401(k) plan matching contributions, $2,179 of medical waiver allowance and disability insurance and $662 of life insurance premiums.
•Dr. Stout. Amount reflects $18,275 of medical, dental, vision and disability insurance, $5,981 of 401(k) plan matching contributions and $427 of life insurance premiums.

(4) Dr. Stout’s employment with Immunovant started on April 19, 2023. All amounts included were earned from that date to the end of the fiscal year ending on March 31, 2024.

Outstanding Equity Awards at March 31, 2024

The following table shows certain information regarding outstanding equity awards held by each of our named executive officers at March 31, 2024:

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested(1)
Peter Salzmann, M.D., M.B.A.	06/20/2019	1,479,043	- (2)	$ 7.86	06/19/2029	-	$-
Chief Executive Officer	05/15/2020	412,754	17,946(3)	19.01(4)	05/14/2030	-	-
	01/21/2021	-	-	-	-	15,234(5)	160,566(6)
	03/19/2021	348,525	116,175(3)	17.00(4)	03/19/2031	33,125(7)	1,070,269
	08/17/2022	268,609	409,983(3)	4.99	08/17/2032	282,040(8)	9,112,712
	04/12/2023	-	316,585(3)	14.70	04/12/2033	243,832(8)	7,878,212

Julia G. Butchko, Ph.D.	11/20/2019	433,588	- (2)	8.43	11/19/2029	-	-
Chief Development Officer	05/15/2020	306,378	13,322(3)	19.01(4)	05/14/2030	-	-
	03/19/2021	143,325	47,775(3)	17.00(4)	03/19/2031	13,625(7)	440,224
	08/17/2022	67,152	102,496(3)	4.99	08/17/2032	70,510(8)	2,278,178
	04/12/2023	-	130,081(3)	14.70	04/12/2033	100,188(8)	3,237,074

Jay S. Stout M.D. Chief Technology Officer	04/17/2023	-	150,000(2)	15.47	04/17/2033	100,000(8)	3,231,000

(1) Except as noted in footnote (6) below, market value is calculated based on the closing price of our common stock on March 31, 2024, which was $32.31 per share, as reported on Nasdaq.

(2) 25% of the shares underlying the options from this grant vest on the first anniversary of the grant date, and the remainder vests in 12 equal quarterly installments thereafter, subject to the executive officer’s continuous service as of each such vesting date.

(3) 25% of the shares underlying the options from this grant vest on the first anniversary of the grant date, and the remainder vests in 36 equal monthly installments thereafter, subject to the executive officer’s continuous service as of each such vesting date.

(4) In September 2021, the exercise prices for the May 15, 2020 and March 19, 2021 option grants to Dr. Salzmann and the May 15, 2020 and March 19, 2021 option grants to Dr. Butchko were repriced at $8.62 per share.

(5) In January 2021, Dr. Salzmann was granted 25,000 RSL restricted stock units (“RSL RSUs”) (or 73,155 RSL RSUs following the subdivision of stock as a result of the business combination described below) under RSL’s Amended and Restated 2015 Equity Incentive Plan (the “RSL 2015 EIP”). The number of shares reflected herein represent the RSL RSUs outstanding as of March 31, 2024 that vest upon the satisfaction of both a “service” requirement and a “liquidity event” requirement. The service requirement applicable to the RSL RSUs is satisfied as follows: (i) 25% of the RSL RSUs satisfied the service requirement and vested on the first anniversary of the vesting commencement date and (ii) the remaining 75% of the RSL RSUs satisfy the service requirement in 36 successive equal monthly installments thereafter, in each case, subject to Dr. Salzmann’s continuous service through the applicable vesting date. The liquidity event requirement is satisfied upon the first to occur of a “change in control” or “initial public offering” of RSL (as defined in the RSL 2015 EIP and the applicable award agreement) prior to the expiration date of the RSL RSUs, which is eight years from the grant date. If the liquidity event requirement is not satisfied before the expiration date, the RSL RSUs will be forfeited. The number of RSL RSUs reflected in the table above assumed full attainment of the liquidity event requirement. In the event Dr. Salzmann’s continuous service is involuntarily terminated for any reason other than for “cause” within 12 months following the consummation of a “change in control,” the RSL RSUs will become fully vested. In September 2021, as a result of the closing of RSL’s business combination with Montes Archimedes Acquisition Corp. and the subsequent public listing of RSL’s common shares, the liquidity event of these RSL RSUs was achieved. Accordingly, we commenced recognition of stock-based compensation expense for the RSL RSUs in September 2021.

(6) Market value is calculated based on the closing price of RSL common stock on March 31, 2024, which was $10.54 per share, as reported on Nasdaq.

(7) The shares underlying the RSUs vest in equal quarterly installments through January 1, 2025.

(8) 25% of the shares underlying the RSUs from this grant vest on the first anniversary of the grant date, and the remainder vests in 12 equal quarterly installments thereafter, subject to the named executive officer’s continuous service as of each such vesting date.

Pension Benefits

Our named executive officers did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by us during the fiscal year ended March 31, 2024.

Nonqualified Deferred Compensation

Our named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during the fiscal year ended March 31, 2024.

Employment Arrangements

We have employment agreements with each of our named executive officers. The agreements generally provide for at-will employment and set forth the named executive officer’s initial base salary, eligibility for employee benefits and confirmation of the terms of previously issued equity grants, including in some cases severance benefits on a qualifying termination of employment. In addition, each of our named executive officers has executed our standard employee non-disclosure, invention assignment and restrictive covenant agreement.

Peter Salzmann, M.D., M.B.A.

In May 2019, we entered into an employment agreement with Dr. Salzmann, our Chief Executive Officer. The agreement provided for an initial annual base salary of $450,000 and a signing bonus of $500,000. Dr. Salzmann is also eligible to earn an annual discretionary cash bonus, with a target bonus opportunity equal to 50% of his base salary. He was also entitled to reimbursement of relocation expenses of up to $75,000 in actual costs incurred, subject to a gross-up for applicable taxes (exclusive of the $75,000 cap).

If we terminate Dr. Salzmann without “cause” or he resigns for “good reason” (each, as defined in his employment agreement), then, subject to Dr. Salzmann executing and not revoking a general release of all claims, he will be entitled to (1) an amount equal to 12 months of his annual base salary, and (2) continuation of health insurance coverage under COBRA for up to 12 months following termination or resignation, with such aggregate amount payable in equal installments over the 12-month period following the date of his termination or resignation in accordance with customary payroll practices.

In addition, if we terminate Dr. Salzmann without cause or he resigns for good reason within 12 months following a “change in control” (as defined in the 2018 Plan), then, subject to Dr. Salzmann executing and not revoking a general release of all claims, he will be entitled to (1) an amount equal to 1.5 times the sum of his then-current annual base salary and his target annual performance bonus (calculated at 50% of his then-current base salary), (2) continuation of health insurance coverage under COBRA for up to 18 months following termination or resignation, with such aggregate amount payable in equal installments over the 18-month period following the date of his termination or resignation in accordance with customary payroll practices, and (3) acceleration of any time-vested equity awards outstanding on the resignation or termination date.

Julia G. Butchko, Ph.D.

In October 2019, we entered into an employment agreement with Dr. Butchko, our Chief Development Officer. The agreement provided for an initial annual base salary of $350,000. Dr. Butchko is also eligible to earn an annual discretionary cash bonus, with a target bonus opportunity equal to 40% of her base salary. She was also entitled to reimbursement of relocation expenses of up to $75,000 in actual costs incurred, subject to a gross-up for applicable taxes (exclusive of the $75,000 cap).

If we terminate Dr. Butchko without “cause” or she resigns for “good reason” (each, as defined in her employment agreement), then, subject to Dr. Butchko executing and not revoking a general release of all claims, she will be entitled to (1) an amount equal to nine months of her annual base salary, and (2) continuation of health insurance coverage under COBRA, grossed up for taxes, for up to nine months following termination or resignation, with such aggregate amount payable in equal installments over the nine-month period following the date of her termination or resignation in accordance with customary payroll practices.

In addition, if we terminate Dr. Butchko without cause or she resigns for good reason within 12 months following a “change in control” (as defined in ISL’s 2018 Plan), then, subject to Dr. Butchko executing and not revoking a general release of all claims, she will be entitled to (1) an amount equal to the sum of her then-current annual base salary and her target annual performance bonus (calculated at 40% of her then-current base salary), (2) continuation of health insurance coverage under COBRA for up to 12 months following termination or resignation, with such aggregate amount payable in equal installments over the 12-month period following the date of her termination or resignation in accordance with customary payroll practices, and (3) acceleration of any time-vested equity awards outstanding on the resignation or termination date.

Jay S. Stout, Ph.D.

In April 2023, we entered into an employment agreement with Dr. Stout, our Chief Technology Officer. The agreement provides for an annual base salary of $435,000. Dr. Stout is also eligible to earn an annual discretionary cash bonus, with a target bonus opportunity equal to 40% of his base salary.

If we terminate Dr. Stout without “cause” or he resigns for “good reason” (each, as defined in his employment agreement), then, subject to Dr. Stout executing and not revoking a general release of all claims, he will be entitled to (1) an amount equal to nine months of his annual base salary, and (2) continuation of health insurance coverage under COBRA, grossed up for taxes, for up to nine months following termination or resignation, with such aggregate amount payable in equal installments over the nine-month period following the date of his termination or resignation in accordance with customary payroll practices.

In addition, if we terminate Dr. Stout without cause or he resigns for good reason within 12 months following a “change in control” (as defined in the 2019 Plan), then, subject to Dr. Stout’s executing and not revoking a general release of all claims, he will be entitled to (1) an amount equal to the sum of his then-current annual base salary (without regard to any reduction that gave rise to good reason) and his target annual performance bonus (calculated at 40% of his then-current base salary), (2) continuation of health insurance coverage under COBRA for up to 12 months following termination or resignation, with such aggregate amount payable in equal installments over the 12-month period following the date of his termination or resignation in accordance with customary payroll practices, and (3) acceleration of any time-vested equity awards outstanding on the resignation or termination date.

Pay Versus Performance

We are required by SEC rules to disclose the following information regarding compensation paid to our Principal Executive Officer (the “PEO”) and our other named executive officers (collectively, the “Non-PEO NEOs”). The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner prescribed by the SEC rules and do not necessarily align with how we or the compensation committee views the link between our performance and pay of our named executive officers. The footnotes below set forth the adjustments from the total compensation for each of our NEOs reported in the Summary Compensation Table above. As permitted under the rules applicable to smaller reporting companies, we are including three years of data and are not including a peer group total shareholder return or company-selected measure, as contemplated under Item 402(v) of Regulation S-K.

The following table sets forth additional compensation information of our PEO and Non-PEO NEOs, along with total shareholder return (“TSR”), and net loss results for the years ended March 31, 2024, 2023 and 2022:

Year(1)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(5)	Net Loss (in 000s)(6)
2024	$8,552,430	$42,519,891	$3,873,796	$11,569,336	$201	$(259,336)
2023	5,819,818	28,186,331	1,994,501	9,250,459	97	(210,960)
2022	5,868,341	(12,304,083)	5,625,220	3,611,984	34	(156,730)
_________________________________________________________________________________________
(1) Peter Salzmann, our Chief Executive Officer, was our PEO for the entirety of 2024, 2023 and 2022. The Non-PEO NEOs for 2024 were Julia G. Butchko and Jay S. Stout. The Non-PEO NEOs for 2023 and 2022 were William L. Macias and Eva Renee Barnett.

(2) The dollar amounts reported herein represent the amount of total compensation reported for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year.

(3) The dollar amounts reported below represent the amount of “compensation actually paid” to our PEO and Non-PEO NEOs (as an average) as computed in accordance with Item 402(v) of Regulation S-K, for each covered fiscal year. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to the PEOs and Non-PEO NEOs during the applicable fiscal year. For purposes of the equity award adjustments shown below, no equity awards were cancelled due to a failure to meet vesting conditions and no dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date were not otherwise included in the total compensation for the covered fiscal year. In calculating the “compensation actually paid” amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant. The following table details the applicable adjustments that were made to the determine “compensation actually paid” (all amounts are averages for Non-PEO NEOs).

		PEO		Non-PEO NEO Average
	2024	2023	2022	2024	2023	2022
Summary Compensation Table Total	$8,552,430	$5,819,818	$5,868,341	$3,873,796	$1,994,501	$5,625,220
- Grant date fair value of awards granted during the covered fiscal year	(7,204,005)	(4,796,120)	(4,888,386)	(3,158,218)	(1,199,030)	(4,998,258)
+ Fair value as of the end of the covered fiscal year of all awards granted during the covered fiscal year that are outstanding and unvested at the end of the covered year	16,671,329	16,277,154	1,965,048	7,092,456	4,069,288	2,333,792
+/- Change in fair value as of the end of the covered fiscal year (from the end of the prior fiscal year) of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	14,162,652	8,378,571	(11,404,966)	2,027,460	3,061,585	—
+ Fair value as of the vesting date of any awards that are granted and vest in the same fiscal year	—	—	1,823,110	—	—	651,230
+/- Change in fair value as of the vesting date (from the end of the prior fiscal year) of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	10,337,485	2,506,908	(5,667,230)	1,733,842	1,324,115	—
Compensation Actually Paid	$42,519,891	$28,186,331	$(12,304,083)	$11,569,336	$9,250,459	$3,611,984

(4) The dollar amounts reported herein represent the average of the amounts of total compensation reported for our Non-PEO NEOs as a group for each covered fiscal year in the “Total” column of the Summary Compensation Table for each applicable year.

(5) Cumulative TSR assumes $100 was invested on March 31, 2021 and is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our stock price at the end and the beginning of the measurement period (March 31, 2021) by our stock price at the beginning of the measurement period. At March 31, 2024, 2023, 2022 and 2021, the per share closing prices for our common stock were $32.31, $15.51, $5.51 and $16.04, respectively. No dividends were paid on stock or option awards for all periods presented.

(6) Net loss is reflected as reported in our audited consolidated financial statements for the applicable fiscal year.

Pay Versus Performance Comparative Disclosure

As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our named executive officers during the applicable years.

Compensation Actually Paid and Net Loss

The chart below shows the relationship between the compensation actually paid to the PEO and the average compensation actually paid to our other NEOs, and our net loss over the three most recently completed fiscal years.

Compensation Actually Paid and Company TSR

The chart below shows the relationship between the compensation actually paid to the PEO and the average compensation actually paid to our other NEOs, and our cumulative TSR (total shareholder return, based on an initial investment of $100 on March 31, 2021) over the three most recently completed fiscal years.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EQUITY COMPENSATION PLANS AT MARCH 31, 2024

The following table shows certain information with respect to all of our equity compensation plans in effect as of March 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights (a)	Weighted- average exercise price of outstanding stock options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	16,492,386	$9.85	2,090,367	(2)(3)
Equity compensation plans not approved by security holders(4)	—	—	5,000,000
Total	16,492,386	$9.85	5,590,317

(1) The equity compensation plans approved by security holders are described in Note 8 — Stock-Based Compensation to our financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2024 and include the 2019 Plan and the 2018 Plan.

(2) Includes 2,090,367 shares of common stock available for future issuance under the 2019 Plan as of March 31, 2024. As of the effective date of the 2019 Plan, no further stock awards have been or will be made under the 2018 Plan.

(3) The reserve for shares available under the 2019 Plan automatically increases on April 1st each year, through and including April 1, 2029, in an amount equal to 4% of the total number of shares of our capital stock outstanding on the last day of the preceding month, or a lesser number of shares as determined by the Board. Accordingly, on April 1, 2024, the number of shares of our common stock available for issuance under the 2019 Plan increased by 5,823,319 shares pursuant to this provision under the 2019 Plan. This increase is not reflected in the table above.

(4) Consists of the 2023 Inducement Plan (the “Inducement Plan”), which was adopted by the Board in February 2023 to be used exclusively for grants of awards to individuals who were not previously our employees or directors (or following a bona fide period of non-employment) as a material inducement to such individuals’ entry into employment with us, pursuant to Nasdaq Listing Rule 5635(c)(4). The terms and conditions of the Inducement Plan are substantially similar to those of the 2019 Plan. We have reserved 5,000,000 shares of our common stock that may be issued under the Inducement Plan.

DIRECTOR COMPENSATION

The below table sets forth information regarding compensation earned by or paid to our directors for the fiscal year ended March 31, 2024.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Option Awards(2)(3)	Total
Frank M. Torti, M.D., M.B.A.	$92,500	$1,792,165	$1,809,832	$3,694,497
Andrew Fromkin	75,000	184,088	185,909	444,997
Douglas Hughes	66,300	184,088	185,909	436,297
George Migausky	67,500	184,088	185,909	437,497
Atul Pande, M.D.	63,800	184,088	185,909	433,797
Eric Venker, M.D., Pharm.D.	55,000	—	—	55,000

(1) Includes annual fees paid to all directors for their service on the Board, including for their committee membership and service as Chairperson of such committee.

(2) Amounts reported represent the aggregate grant date fair value of RSUs and stock options granted to such non-executive director during the fiscal year ended March 31, 2024 under the 2019 Plan, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the RSUs and stock options reported in this column are set forth in Note 8 – Stock-Based Compensation to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 31, 2024. This amount does not reflect the actual economic value that may be realized by the director.

(3) The following table sets forth the aggregate number of RSUs and the aggregate number of shares underlying stock options held by each non-employee director as of March 31, 2024:

Name	RSUs	Number of Shares Underlying Options
Frank M. Torti, M.D., M.B.A.	495,274	1,052,336
Andrew Fromkin	70,808	256,901
Douglas Hughes	95,508	256,901
George Migausky	70,808	179,720
Atul Pande, M.D.	70,808	256,901
Eric Venker, M.D., Pharm.D.	—	—

Director Compensation Policy

We have adopted a director compensation policy, pursuant to which our directors are eligible to receive cash compensation for service on the Board and committees of the Board. We also reimburse our directors for reasonable travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

Directors who are also full-time officers or employees of Immunovant do not receive any additional compensation for serving as directors. Therefore, Dr. Salzmann, our Chief Executive Officer, does not receive any additional compensation for his service as a director. Dr. Salzmann’s compensation as an executive officer is set forth above under “Executive Compensation.”

During the fiscal year ended March 31, 2024, each director (other than as noted above) received an annual cash retainer of $50,000 for serving on the Board and Dr. Frank Torti, the chairperson of the Board, received $85,000. These amounts will remain the same for the fiscal year ending March 31, 2025.

The chairperson and members of the three committees of the Board are entitled to the following additional annual cash retainers for the fiscal year ending March 31, 2025:

Board Committee	Chairperson Fee	Member Fee
Audit Committee	$20,000	$10,000
Compensation Committee	17,500	7,500
Nominating and Corporate Governance Committee	10,000	5,000

All annual cash compensation amounts are payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, pro-rated based on the days served in the applicable fiscal quarter.

Under the current policy, each new director who joins our Board will receive an equity award with a value equal to $788,000 of our common stock under the 2019 Plan. Such equity award will be comprised of (i) 50% non-statutory stock options and (ii) 50% restricted stock unit award. The shares subject to these awards will vest on an annual basis over three years commencing on the grant date, subject to the director’s continuous service with us on each applicable vesting date. The Board reserves the right to tailor the terms of future initial grants in order to recruit directors with the skills necessary to guide Immunovant and promote our success.

In the event of a change of control (as defined in the 2019 Plan), any unvested shares subject to an award may fully vest and become exercisable immediately prior to the effective date of such change of control, subject to the director’s continuous service with us on the effective date of the change of control.

The exercise price per share of each stock option granted under the director compensation policy will be the closing price of our common stock as reported by The Nasdaq Global Select Market on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with us.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions since April 1, 2022, to which we have been a participant in which the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of our total assets as of March 31, 2023 and 2024, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in “Executive Compensation” and “Director Compensation.”

Registration Rights

We have entered into an amended and restated registration rights agreement which provides certain holders of our securities registration rights with respect to such securities. In May 2019, HSAC entered into a registration rights agreement with Health Sciences Holdings, LLC (the “Sponsor”), pursuant to which the Sponsor was granted certain rights relating to the registration of securities of HSAC held by the Sponsor.

In September 2019, HSAC, the Sponsor and the stockholders of Immunovant Sciences, Ltd. (the “Sellers”) entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”), which became effective as of the closing of the Business Combination. Under the Registration Rights Agreement, the Sponsor and the Sellers hold registration rights that obligate us to register for resale under the Securities Act all or any portion of the Registrable Securities (as defined in the Registration Rights Agreement) held by the Sponsor and the Sellers. Each of the Sponsor, RSL and stockholders holding a majority-in-interest of all such Registrable Securities will be entitled to make a written demand for registration under the Securities Act of all or part of their Registrable Securities. Subject to certain exceptions, if we propose to file a registration statement under the Securities Act with respect to our securities, under the Registration Rights Agreement, we will give notice to the Sponsor and the Sellers as to the proposed filing and offer such stockholders an opportunity to register the resale of such number of their Registrable Securities as they request in writing, subject to certain exceptions. In addition, subject to certain exceptions, such stockholders will be entitled under the Registration Rights Agreement to request in writing that we register the resale of any or all of their Registrable Securities on Form S-3 or any other registration statement that may be available at such time.

Affiliate Services Agreements

We have entered into services agreements with each of RSI and RSG, wholly owned subsidiaries of our controlling stockholder RSL, each as further described below. Pursuant to these services agreements, ISL incurred expenses inclusive of the mark-up under these agreements, of $0.6 million for the year ended March 31, 2024 and $0.4 million for the year ended March 31, 2023. Excluded from the services agreements are allocations to us of stock-based compensation expense of RSL common share awards and options issued by RSL to employees of Roivant based on the relative percentage of time utilized by Roivant employees on our matters, as well as for the RSL RSUs previously discussed. These allocations of stock-based compensation were $0.1 million for the year ended March 31, 2024 and $0.3 million for the year ended March 31, 2023.

Dr. Venker is currently employed as President and Chief Operating Officer by RSI, Mr. Fromkin is currently employed as Vant Portfolio Operating Partner of RSI and Dr. Torti is currently employed as Vant Chair of RSI.

Roivant Sciences, Inc. Services Agreement

Effective as of August 20, 2018, ISL and its wholly owned subsidiaries, IMVT Corporation (formerly Immunovant, Inc.) and ISG, entered into a services agreement with RSI, a wholly owned subsidiary of RSL (the “RSI Services Agreement”), pursuant to which RSI provides ISL with various services, including, but not limited to, services related to development, administrative and financial activities. We expect that our reliance on RSI will decrease over time as we and our subsidiaries continue to hire the necessary personnel to manage the development and potential commercialization of batoclimab, IMVT-1402 or any future product candidates.

Under the terms of the RSI Services Agreement, we are obligated to pay or reimburse RSI for the costs we, or third parties acting on our behalf, incur in providing services to us. In addition, we are obligated to pay to RSI a pre-determined mark-up on costs incurred by us in connection with any general and administrative and support services as well as research and development services.

Administrative and support services include, but are not limited to, general administrative, accounting, tax, and information and technology services. Research and development services include, but are not limited to, drug discovery and development from target identification through regulatory approval.

Under the RSI Services Agreement, RSI has agreed to indemnify ISL, IMVT Corporation and ISG, and each our respective officers, employees and directors against all losses arising out of, due to or in connection with the provision of services (or the failure to provide services) under the RSI Services Agreement, subject to certain limitations set forth in the RSI Services Agreement. In addition, ISL, IMVT Corporation and ISG have agreed to indemnify RSI and its affiliates and their respective officers, employees and directors against all losses arising out of, due to or in connection with the receipt of services under the RSI Services Agreement, subject to certain limitations set forth in the RSI Services Agreement. Such indemnification obligations will not exceed the payments made by ISL, by IMVT Corporation and by ISG under the RSI Services Agreement for the specific service that allegedly caused or was related to the losses during the period in which such alleged losses were incurred. The term of the RSI Services Agreement will continue until terminated upon 90 days’ written notice by RSI or by either IMVT Corporation or ISG with respect to the services either such party receives thereunder.

Roivant Sciences GmbH Services Agreement

Effective as of August 20, 2018, ISG entered into a services agreement with RSG, a wholly owned subsidiary of RSL (the “RSG Services Agreement”), pursuant to which RSG provides ISG with various services, including, but not limited to, services related to development, administrative and financial activities. We expect that reliance on RSG by ISG will decrease over time as ISG hires the necessary personnel to manage the development and potential commercialization of batoclimab, IMVT-1402 or any future product candidates.

Under the terms of the RSG Services Agreement, ISG is obligated to pay or reimburse RSG for the costs it, or third parties acting on its behalf, incur(s) in providing services to ISG. In addition, ISG is obligated to pay to RSG a pre-determined mark-up on costs incurred by it in connection with any general and administrative and support services as well as research and development services.

Administrative and support services include, but are not limited to, general administrative, accounting, tax, and information and technology services. Research and development services include, but are not limited to, drug discovery and development from target identification through regulatory approval.

Under the RSG Services Agreement, RSG has agreed to indemnify ISG, and each of its officers, employees and directors against all losses arising out of, due to or in connection with the provision of services (or the failure to provide services) under the RSG Services Agreement, subject to certain limitations set forth in the RSG Services Agreement. ISG has also agreed to indemnify RSG and its affiliates and their respective officers, employees and directors against all losses arising out of, due to or in connection with the receipt of services under the RSG Services Agreement, subject to certain limitations set forth in the RSG Services Agreement. Such indemnification obligations will not exceed the payments made by ISG under the RSG Services Agreement for the specific service that allegedly caused or was related to the losses during the period in which such alleged losses were incurred. The term of the RSG Services Agreement will continue until terminated by RSG or ISG upon 90 days’ written notice.

RSL Information Sharing and Cooperation Agreement

In December 2018, ISL entered into an amended and restated information sharing and cooperation agreement or the Cooperation Agreement, with RSL. The Cooperation Agreement, among other things: (1) obligates ISL to deliver to RSL periodic financial statements and other information upon reasonable request and to comply with other specified financial reporting requirements; (2) requires ISL to supply certain material information to RSL to assist it in preparing any future SEC filings; and (3) requires ISL to implement and observe certain policies and procedures related to applicable laws and regulations. ISL has agreed to indemnify RSL and its affiliates and their respective officers, employees and directors against all losses arising out of, due to or in connection with RSL’s status as a stockholder under the Cooperation Agreement and the operations of or services provided by RSL or its affiliates or their respective officers, employees or directors to ISL or any of our subsidiaries, subject to certain limitations set forth in the Cooperation Agreement. No amounts have been paid or received under this agreement.

Subject to specified exceptions, the Cooperation Agreement will terminate upon the earlier of (1) the mutual written consent of the parties or (2) the later of when RSL no longer (a) is required by U.S. GAAP to consolidate our results of operations and financial position, account for its investment in ISL under the equity method of accounting or, by any rule of the SEC, include our separate financial statements in any filings it may make with the SEC and (b) has the right to elect directors constituting a majority of the Board.

RSI Subleases

In June 2020, we entered into two sublease agreements with RSI for two floors of office space in New York, which expired on February 27, 2024 and April 29, 2024, respectively. During the year ended March 31, 2024, we incurred $1.1 million in rent expense and paid $1.1 million in cash related to contractual rent obligations under the operating leases. See “Part II, Item 8. Financial Statements and Supplementary Data, Note 9 – Leases” in our Annual Report on Form 10-K for the year ended March 31, 2024 for a discussion of the subleases we entered into with RSI.

RSL Share Purchases

In October 2023, we completed an underwritten public offering of 8,475,500 shares of our common stock (including 1,526,316 shares of common stock purchased by RSL on the same terms as other investors in the offering and the full exercise of the underwriters’ option to purchase 1,105,500 additional shares of common stock) at a price to the public of $38.00 per share. Concurrent with the public offering, RSL purchased 4,473,684 shares of our common stock in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, at the same price per share as investors in the public offering. The net proceeds to us were approximately $466.7 million after deducting underwriting discounts and commissions, placement agent fees and offering expenses.

In October 2022, we completed an underwritten offering of 12,500,000 shares of our common stock (including 416,667 shares of common stock purchased by RSL) at an offering price of $6.00 per share, for net proceeds to us of approximately $70.2 million after deducting underwriting discounts and commissions and offering expenses.

Employment Arrangements

Each of our executive officers is employed by our wholly owned subsidiary, IMVT Corporation (formerly Immunovant, Inc.), and provides services pursuant to an inter-company services agreement between ISL and IMVT Corporation and ISG. Each of our executive officers has an employment agreement with us that sets forth the initial terms and conditions of employment.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and expense advancement.

Related Person Transaction Policy

We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. A related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including RSL, and any of their respective immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of the Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Code of Conduct our employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, the Audit Committee, or other independent body of the Board, will take into account the relevant available facts and circumstances including, but not limited to:

•the risks, costs and benefits to us;

•the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•the availability of other sources for comparable services or products; and

•the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Audit Committee, or other independent body of the Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as the Audit Committee, or other independent body of the Board, determines in the good faith exercise of its discretion.

STOCKHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Our amended and restated bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary at Immunovant, Inc., 320 West 37th Street, New York, New York 10018. To be timely for the 2025 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between April 14, 2025 and May 14, 2025; provided that if the date of that annual meeting of stockholders is earlier than July 13, 2025, or later than September 11, 2025, you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made. A stockholder’s notice to the Secretary must also set forth the information required by our amended and restated bylaws.

In addition to satisfying the foregoing requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide in their notice any additional information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the 2025 Annual Meeting of Stockholders must be received by us not later than February 26, 2025 in order to be considered for inclusion in our proxy materials for that meeting.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of proxy materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Immunovant stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate Notice of Internet Availability Proxy Materials, please notify your broker or notify us by sending a written request to: Immunovant, Inc., 320 West 37th Street, New York, New York 10018, Attn: Secretary or by contacting our Secretary at (917) 580-3099.

Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Peter Salzmann, M.D.

Peter Salzmann, M.D.
Chief Executive Officer

June 26, 2024

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended March 31, 2024 is available without charge upon written request to: Secretary, Immunovant, Inc., 320 West 37th Street, New York, New York 10018.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on August 11, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IMVT2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on August 11, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V53112-P14830

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IMMUNOVANT, INC.

The Board of Directors recommends you vote FOR ALL of the following director nominees:

	For All	Withhold All	For All Except
1. To elect as directors the three nominees named in the Company's proxy statement, each to hold office until our 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Peter Salzmann, M.D., M.B.A.
02) George Migausky
03) Douglas Hughes

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Your proxy holder will also vote in their discretion on any other business as may properly come before the Annual Meeting or any adjournment, continuation or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V53113-P14830

IMMUNOVANT, INC.
Annual Meeting of Stockholders
August 12, 2024 4:00 PM EDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby revoke(s) all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders of IMMUNOVANT, INC. and appoint(s) Peter Salzmann, M.D., M.B.A. and Eva Renee Barnett, M.B.A., or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of IMMUNOVANT, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 4:00 PM EDT on August 12, 2024, via www.virtualshareholdermeeting.com/IMVT2024, and any adjournment, continuation or postponement thereof, in the manner directed on the reverse side of this card (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unavailable for election as a result of an unexpected occurrence) and in their discretion on such other matters as may properly come before said meeting or any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting or any adjournment, continuation or postponement thereof.

Continued and to be signed on reverse side